Exhibit 10.23

[Execution Copy]

Amended Loan Agreement

by and among

Advertising Networks Limited

and

Li Shuangqing (李双庆)

and

Guan Yong(管勇)

TransAsia Lawyers

October 2008

TABLE OF CONTENTS

THIS **AMENDED LOAN AGREEMENT** (**Agreement**) is entered into on this 7th day of October 2008 (**Execution Date**) in Beijing, the People's Republic of China (**PRC**)

by and among

(1) **Advertising Networks Limited** (**Party A**), a company incorporated in Hong Kong with its registered address at 12/F, Ruttonjee House, 11 Duddell Street, Central, Hong Kong;

(2) **Li Shuangqing (李双庆)** (**Party B**), a PRC citizen, holder of identity card no.: 370102195409290619, whose residential address is at Room 1-3-302, No. 6 Qipandong Street, Lixia District, Jinan, PRC;

and

(3) **Guan Yong (管勇)** (**Party C**), a PRC citizen, holder of identity card no.: 372801196809102187, whose residential address is at Room 3-1-501,Electric Power Research Institute, 2nd North Ring Road, Jinan, PRC.

BACKGROUND

A. Party B and Party C are the current shareholders of Beijing Guangwang Hetong Advertising & Media Co., Ltd. (北京广网合通广告传媒有限公司) (**Domestic Vehicle**), a limited-liability joint venture company incorporated under PRC law. Party B and Party C respectively hold 99% and 1% of the total equity interest (**Equity Interest**) of the Domestic Vehicle.

B. Party A extended a loan in US$ in an amount equivalent to RMB 750,000 (**Old Loan**) to Party B and Party C on 1 May 2008 for the purpose of contributing 100% of the registered capital of the Domestic Vehicle. Separately from the Old Loan from Party A, Party B and Party C intend to obtain a loan in the amount of US$ 200,000 (**New Loan**) from Party A for the purpose of increasing the registered capital of the Domestic Vehicle and expanding its business in the PRC, and Party A agrees to extend the New Loan to Party B and Party C under the terms and conditions set forth in this Agreement. The Old Loan and New Loan shall be collectively referred to in this Agreement as "Loans" .

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS AND INTERPRETATIONS

1.1 **Definitions**. Unless otherwise provided in this Agreement, the following terms shall have the meanings set forth below:

Business Day	means a day on which commercial banks are open for business in the PRC;
Confidential Information	means all information and matters relating to this Agreement, the parties or to the businesses of the parties, including without limitation, all intellectual property rights, information regarding costs, technologies, finance and future business plans and other information which is deemed to be confidential by the parties;
Designated Bank Account(s)	means 1 or more bank accounts designated by Party B and/or Party C;
Designated Person(s)	means 1 or more Person(s) designated by Party A;
Event of Default	means an event as described in Article 2.5;
Force Majeure	means any unforeseen event beyond the reasonable control of the party that encounters such event and cannot be prevented with reasonable care including acts of government, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, but excluding any shortage of credit;
Person	means an individual, corporation, joint venture, partnership, enterprise, trust, or non-corporate entity;
Power of Attorney	means an irrevocable power of attorney issued by either Party B or Party C conferring all his rights as a shareholder of the Domestic Vehicle to Party A or the Designated Person(s);
Repayment Notice	means a written notice from Party A to either of Party B and Party C for

	purposes of the repayment of the Loans;
Security Interest	means any security, right or interest of a third party over the Equity Interest, including a right of acquisition, right of set-off, right of purchase, or other security arrangements;
Amended Share Purchase Option Agreement	means the Amended Share Purchase Option Agreement which was entered into by and among the parties hereto and the Domestic Vehicle on the Execution Date.

1.2 **Interpretations**. All headings used are for reference purposes only and do not affect the meaning or interpretation of any provision. Any reference to an Article or Schedule is to an article or schedule of this Agreement. The use of the plural shall include the use of the singular, and vice versa. Unless otherwise indicated, a reference to a day, month or year is to a calendar day, month or year. The use of the gender shall include the use of the other two genders, and vice versa. The word "including" shall mean "including without limitation".

2. LOANS

2.1 **Amounts**. On 1 May 2008, Party A extended a loan to Party B and Party C in US$ in an amount equivalent to RMB 750,000 for the purpose of contributing 100% of the registered capital of the Domestic Vehicle. Separately from the Old Loan, Party A shall extend a new loan to Party B and Party C in the amount of US$ 200,000, of which 99%, (*i.e.*, US$ 180,000) shall be designated for the benefit of Party B and the remaining 1%, (*i.e.*, US$20,000) is for the benefit of Party C.

2.2 **Drawdown**. Party A shall extend the New Loan to Party B and Party C's Designated Bank Accounts within 15 days after the Execution Date, subject to the provisions of Article 3. Upon receiving the New Loan (or any installment thereof), each of Party B and Party C shall acknowledge in writing the receipt thereof. Where the New Loan are drawn down in installments, each of Party B and Party C warrants that as of the date of the first drawdown of the New Loan, all of the conditions precedent set forth in Article 3 shall have been satisfied and will remain so until the date of the drawdown of the final installment of the New Loan and thereafter until the termination of this Agreement.

2.3 **Purpose of Loans**. Each of Party B and Party C hereby represents and warrants that the Loans shall be used only for contributing, increasing the registered capital of the Domestic Vehicle and expanding its businesses in the PRC. Without Party A's prior written consent, neither Party B nor Party C shall use the Loans for any other purpose, or transfer or pledge his share of the Equity Interest to any third party.

2.4 **Date of Repayment**. The Loans shall become repayable upon Party A's issuance of one or more Repayment Notices in the amount stated therein as determined at Party A's sole discretion or immediately following an Event of Default, upon which the Loans shall be repayable in full or in part according to Party A's instructions.

2.5 **Event of Default**. For purposes of this Agreement, an Event of Default is deemed to have occurred if any of the following were to apply to either Party B or Party C:

2.5.1 a proceeding is commenced against either of them under any applicable bankruptcy, insolvency, reorganization, court mediation, or other similar law;

2.5.2 either of them makes or attempts to make any transfer of his share of the Equity Interest without the prior written authorization of Party A;

2.5.3 either of them dies or their capacity to perform civil acts is lost or limited;

2.5.4 either of them is charged with a criminal offense;

2.5.5 any third party institutes a court action against either of them claiming over RMB 500,000; or

2.5.6 either of them uses or attempts to use the loans for a purpose other than as stipulated hereunder.

2.6 **Demand**. Each of Party B and Party C agrees to repay the Loans within 3 calendar days of the receipt of a Repayment Notice.

2.7 **Repayment**. The parties jointly agree and confirm that the sole source of repayment of the Loans shall be all proceeds of the transfer of Party B's and Party C's respective shares of the Equity Interest to Party A or the Designated Person(s), in such manner as designated by Party A in accordance with this Agreement and the Amended Share Purchase Option Agreement. Upon the

Loans being repaid in full to Party A or the Designated Person(s), this Agreement shall terminate.

3. CONDITIONS PRECEDENT

Drawdown of the Loans by each of Party B and Party C pursuant to Article 2.2 shall be conditional upon the fulfillment of all of the following conditions precedent unless specifically waived in writing by Party A:

3.1 **Exclusive Option**. The Amended Share Purchase Option Agreement was duly executed on the Execution Date, pursuant to which each of Party B and Party C shall irrevocably grant Party A with an exclusive option to purchase their respective shares of the Equity Interest, to the maximum extent permitted under PRC law.

3.2 **Power of Attorney**. Each of Party B and Party C has issued a Power of Attorney.

3.3 **Full Effect**. The Amended Share Purchase Option Agreement and the Power of Attorney are in full effect and there is no default thereunder, and all relevant filing or registration procedures, approvals, and governmental proceedings have been obtained or completed.

3.4 **Representations and Warranties**. All the representations and warranties provided by each of Party B and Party C in Article 4.2 are true, complete and correct on the Execution Date, and shall remain true, complete and correct during the term of this Agreement.

3.5 **No Breach**. Neither Party B nor Party C shall have breached any of their undertakings provided in Article 5, and no event which may negatively affect the performance of either Party B or Party C's obligations hereunder shall have occurred or is likely to occur.

4. REPRESENTATIONS AND WARRANTIES

4.1 **Party A's Representations and Warranties**. Party A represents and warrants that:

4.1.1 it is a company incorporated and validly existing under the laws of Hong Kong;

4.1.2 it has the power to enter into and perform this Agreement, and that its execution and performance of this Agreement is in compliance with its business scope

and the provisions of its articles of association or other constituent documents;

4.1.3 its execution and performance of this Agreement will not result in a breach of any laws, regulations, authorizations or agreements to which it is subject; and

4.1.4 this Agreement shall constitute its legal, valid and binding obligations and is to be enforceable against it.

4.2 **Party B's and Party C's Representations and Warranties**. Each of Party B and Party C represents and warrants as follows:

4.2.1 the Domestic Vehicle is a company with limited liability validly existing under the laws of the PRC, and each of Party B and Party C is the legal owner of his share of the Equity Interest, and together Party B and Party C hold all of the Equity Interest;

4.2.2 he has the power to enter into and perform this Agreement;

4.2.3 the execution and performance of this Agreement by him will not result in a breach of any laws, regulations, authorizations or agreements to which he is subject;

4.2.4 this Agreement shall constitute his legal, valid, and binding obligations, and is to be enforceable against him;

4.2.5 unless approved by Party A in writing, he has not: (a) created any pledge, charge or any other security over any of the Equity Interest; (b) offered to transfer any of the Equity Interest to any third party; (c) issued an undertaking to any third party regarding any offer to purchase any of the Equity Interest; or (d) entered into any agreement to transfer any of the Equity Interest to any third party;

4.2.6 no dispute, action, arbitration, administrative procedure or other legal proceeding (potential or actual) regarding the Equity Interest is in existence or pending; and

4.2.7 the Domestic Vehicle has obtained or completed all the governmental approvals, authorizations, licenses, registrations and filing procedures necessary to own

assets and to engage in the businesses specified in its business license.

5. UNDERTAKINGS

5.1 **Undertakings of Party B and Party C relating to the Domestic Vehicle**. Each of Party B and Party C shall vote in proportion to his share of the Equity Interest and shall take all other necessary actions to ensure that the Domestic Vehicle:

5.1.1 will not supplement, change, or modify in any way its articles of association or other constituent documents, increase or reduce its registered capital, or alter its shareholding structure without the prior written consent of Party A;

5.1.2 will manage its business and handle its financial and commercial affairs in a prudent and effective manner in accordance with the relevant codes of practice so as to ensure the continuing operation of the Domestic Vehicle;

5.1.3 will not sell, transfer, pledge or otherwise dispose of any asset, business or legal or beneficial interest, or permit the creation of any other security interest over the same without the prior written consent of Party A, except in the ordinary course of business;

5.1.4 will not incur, inherit, warrant or permit the existence of any debt without the prior written consent of Party A, except in the ordinary course of business;

5.1.5 will continue its operations as a going concern and shall take all reasonable efforts to maintain its asset value;

5.1.6 will not enter into any material contracts without the prior written consent of Party A, except those entered into in the ordinary course of business (for the purposes of this paragraph, any contract valued in excess of RMB 500,000 shall be deemed a material contract);

5.1.7 will not extend any loan or credit to any party or provide any guarantee or assume any obligation of any party, without the prior written consent of Party A, except in the ordinary course of business;

5.1.8 will not cause any actions and (or) omissions which could materially and adversely affect the assets, operations or liability of the Domestic Vehicle, without the prior written consent of Party A;

5.1.9 will provide all information relating to its operations and financial affairs to Party A upon the request of Party A;

5.1.10 will, upon the request of Party A, appoint any person nominated by Party A as a general manager of the Domestic Vehicle;

5.1.11 will obtain and maintain insurance with insurers acceptable to Party A, and the sum insured and class of insurance shall be comparable to the sum insured and class of insurance maintained by companies engaging in similar businesses with similar assets or properties;

5.1.12 will not merge, consolidate with any third party, or acquire or invest in any third party, without the prior written consent of Party A;

5.1.13 will notify Party A immediately should any legal action, arbitration or administrative procedure relating to the Domestic Vehicle's assets, operations or income arise or be likely to arise;

5.1.14 will execute all necessary or appropriate agreements, take all necessary or appropriate actions and make all necessary or appropriate defenses for the purpose of maintaining all rights and proprietary interests in respect of its assets;

5.1.15 will not pay dividends or distributions of any kind to its shareholders without the prior written consent of Party A;

5.1.16 will strictly observe all of the provisions under this Agreement, the Share Purchase Option Agreement and the Power of Attorney, and shall not cause any act or omission to take place which may impair the validity and enforceability of those documents; and

5.1.17 will promptly notify Party A in writing of the occurrence of any event which may materially affect its assets, obligations, rights or operations.

5.2 **Undertakings of Party B and Party C**. Each of Party B and Party C undertakes that:

5.2.1 he will not sell, transfer, pledge or otherwise dispose of his Equity Interest, or permit the creation of any other Security Interest in the Domestic Vehicle or the Equity Interest without the prior written consent of Party A;

5.2.2 he will ensure that the Shareholders' Meeting shall not result in the approval of any sale, transfer, pledge or other disposal of the Equity Interest, or permit the creation of any other Security Interest over the same without the prior written consent of Party A;

5.2.3 he will ensure that the Shareholders' Meeting shall not result in the approval of any merger or consolidation of the Domestic Vehicle with any party, or any acquisition of or investment in any party without the prior written consent of Party A;

5.2.4 he will notify Party A immediately if and when any legal action, arbitration, or administrative procedure relating to his interest in the Domestic Vehicle arises or is likely to arise;

5.2.5 he will enter into all necessary or appropriate agreements, take all necessary or appropriate actions, file all necessary or appropriate documents and make all necessary or appropriate defenses for the purpose of maintaining his ownership of the Equity Interest;

5.2.6 in the event that Party A purchases his Equity Interest pursuant to the Share Purchase Option Agreement, he shall apply the proceeds therefrom to repay the Loans to Party A;

5.2.7 he will promptly notify Party A in writing of the occurrence of any event which may materially affect his assets, obligations, rights or operations; and

5.2.8 he will strictly observe all of the provisions and perform all of his obligations under this Agreement, the Share Purchase Option Agreement and the Power of Attorney. He shall not cause any actions or fail to take any actions that may impair the validity or enforceability of this Agreement, the Share Purchase Option Agreement or the Power of Attorney.

6. DEFAULT

If either Party B or Party C fails to comply with their repayment obligations under this Agreement, late payment interest shall be assessed at the rate of 0.066% per day on the outstanding amount in question against the defaulting party, and shall be payable from the date on which such amount becomes due and payable until the date on which the total amount of the Loans, overdue interest and other monies payable to Party A are fully settled.

7. CONFIDENTIALITY

7.1 **Confidentiality Obligations**. The parties shall protect and maintain the confidentiality of all Confidential Information. Without the prior written consent of Party A, neither Party B nor Party C shall disclose any Confidential Information to any third party unless the disclosure is required by law or by an enforceable order of a competent court or government department. Under such circumstances, the party required to disclose the Confidential Information shall notify Party A immediately, take all possible measures to minimize the disclosure, and shall notify the persons to whom information is being disclosed of its confidentiality obligation hereunder.

7.2 **Obligations upon Termination**. Upon the termination of this Agreement, Party B or Party C shall, at the request of Party A, return any document, material, database, equipment, or software containing Confidential Information to the party or parties from which it came. If, for any reason, such document, material, database, equipment, or software cannot be returned, the parties shall destroy all the Confidential Information and delete the Confidential Information from any memory devices. Neither Party B nor Party C shall be permitted to continue using the Confidential Information in any way after the termination of this Agreement.

7.3 **No Time Limit**. There is no time limit to the confidentiality obligations stipulated in this Article, which obligations shall survive after the termination of this Agreement unless the Confidential Information is disclosed to the public for reasons not due to the breach of this Agreement by any party.

8. DISPUTE RESOLUTION

8.1 **Governing Law**. This Agreement shall be governed by and construed in accordance with PRC law.

8.2 **Consultation and Mediation**. If any dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

8.3 **Arbitration**. If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, any party may submit the dispute to arbitration for final settlement to the China International Economic and Trade Arbitration Commission (**CIETAC**) in Beijing to be conducted in accordance with the CIETAC rules of arbitration in force as of the date of commencement of arbitration (**Rules**) by a sole arbitrator appointed in accordance with the said Rules. The arbitration shall be conducted in the English language, with the arbitral award being final and binding upon the parties. The cost of arbitration shall be allocated as determined by the arbitral tribunal.

9. EFFECTIVENESS AND TERMINATION

The Agreement shall become effective upon its signing by all the parties or their respective authorized representative and shall be deemed terminated as of the date when 100% of the Loans have been repaid.

10. FORCE MAJEURE

10.1 **Notice**. Any party affected by Force Majeure shall notify the other parties of the said occurrence promptly.

10.2 **Consequences**. In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, the affected party will be excused from performing its obligation hereunder to the extent of the Force Majeure in question, and will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, the parties agree to resume the performance of this Agreement with their best efforts.

11. MISCELLANEOUS

11.1 **Entire Agreement**. This Agreement shall constitute the entire agreement between the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

11.2 **Amendment**. This Agreement shall be amended only by a written agreement signed by the parties, attached as a schedule. If required by law, the parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

11.3 **No Waiver**. Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of any party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

11.4 **Severability**. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

11.5 **Successors**. This Agreement shall be valid and binding on the parties, their successors and permitted assigns.

11.6 **Assignment**. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties, provided, however, that Party B and Party C agrees hereby that Party A may assign its rights or obligations hereunder to the Designated Person(s) with a written notice to both Party B and Party C.

11.7 **Counterparts**. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same instrument.

11.8 **Language**. This Agreement is prepared in 3 originals in the English language. Each party shall have 1 original copy of this Agreement.

[The space below has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed or have caused this Agreement to be executed by a duly authorized representative, on the Execution Date.

For and on behalf of
Party A: **Advertising Networks Limited**

For and on behalf of
Advertising Networks Limited
廣 告 網 絡 有 限 公 司

By:
Name:
Title:

Authorised Signature(s)

Advertising Networks Limited
廣告網絡有限公司

Party B: **Li Shuangqing(李双庆)**

By:
Name:

Party C: **Guan Yong(管勇)**

By:
Name: